Exhibit 32.1

CERTIFICATIONS OF CHIEF EXECUTIVE OFFICER
UNDER
SECTION 302 OF THE SARBANES-OXLEY ACT

PLH Products, Inc

Quarterly Report on Form 10-Q
for the Quarter ended September 30, 2014

     The undersigned, who is the Chief Executive Officer of PLH Products, Inc (the “Company”), hereby certifies that (i) the Quarterly Report on Form 10-Q for the quarter ended September 30, 2014, as filed by the Company with the Securities and Exchange Commission (the “Quarterly Report”), to which this Certification is an Exhibit, fully complies with the applicable requirements of Section 13(a) and 15(d) of the Exchange Act; and (ii) the information contained in this Quarterly Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: November 12, 2014

/s/ SEUNG WOO LEE
Seung Woo Lee
Chief Executive Officer

A signed original of this written statement required by Section 906 has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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